Exhibit 3.1

FIFTH AMENDED AND RESTATED

BYLAWS

OF

HENNESSY ADVISORS, INC.

Dated as of January 25, 2018

i

FIFTH AMENDED AND RESTATED BYLAWS
HENNESSY ADVISORS, INC.
(a California corporation)

ARTICLE I
 OFFICES

Section 1.                          PRINCIPAL OFFICES.  The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.  If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

Section 2.                          OTHER OFFICES.  The Board of Directors or officers of the Corporation may at any time establish branch or subordinate offices at any place or places.

ARTICLE II
 MEETINGS OF SHAREHOLDERS

Section 1.                          PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.  Meetings of shareholders may be conducted, in whole or in part, by means of electronic transmission by and to the corporation or by electronic video screen communication, in accordance with Section 600(e) of the California Corporations Code, as it may be amended from time to time (the “Code”).

Section 2.                          ANNUAL MEETING.  The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.  At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3.                          SPECIAL MEETING.  A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.  If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, or the President, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Secretary of the Corporation.  Additionally, if a special meeting is called by one or more shareholders, the request shall also include the information required by Section 16 as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the shareholder or shareholders proposing such business or nominations, as well as a representation by the shareholder or shareholders that within five business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting.  The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 or more than 60 days after the receipt of the request.  If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

Section 4.                          NOTICE OF SHAREHOLDERS’ MEETINGS.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 or more than 60 days before the date of the meeting.  The notice shall specify the place, date, and hour of the meeting, the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting, and (A) in the case of a special meeting, the general nature of the business to be transacted, or (B) in the case of the annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include the name of each nominee whom, at the time of the notice, the Board of Directors intends to present for election.  If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a plan of conversion under Section 1152 of the Code, (iv) a reorganization of the Corporation, pursuant to Section 1201 of the Code, (v) a voluntary dissolution of the Corporation, pursuant to Section 1900 of the Code, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall also state the general nature of such proposal.

Section 5.                          MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of any meeting of shareholders shall be given personally, by electronic transmission by the Corporation, by first-class mail, or by other means of written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice.  If no such address appears on the Corporation’s books or is otherwise provided, notice shall be deemed to have been given if sent to that shareholder by first-class mail or by other means of written communication to the Corporation’s principal executive office or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally, sent by electronic transmission by the Corporation, deposited in the mail, or sent by other means of written communication.  If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service was unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.  An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

Section 6.                          QUORUM.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business; provided, however, that wherever shares are disqualified by the Code from voting on any matter, they shall not be considered outstanding for the determination of quorum at any meeting to act on that matter under any other provision of the Code, the Articles, or these Bylaws.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 7.                          ADJOURNED MEETING; NOTICE.  Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.  When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof (or the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate) are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed (and if the adjournment is for more than 45 days from the date set for the original meeting, the Board of Directors shall set a new record date).  Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II.  At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 8.                          VOTING.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 12 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).  The shareholders’ vote at a meeting may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at such meeting before the voting has begun.  On any matter other than the election of directors, any shareholder may vote part of such shareholder’s shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number of shares voting by classes is required by the Code or by the Articles of Incorporation.  Subject to Section 9 of this Article II, at a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidate a number of votes greater than the number of votes that the shareholder is generally entitled to cast) unless the candidate or candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice at such meeting prior to commencement of the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.  The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Section 9.                          CUMULATIVE VOTING.  Notwithstanding any other provision herein to the contrary, no shareholder may cumulate votes in the election of directors.  This Section 9 of Article II shall be and remain effective only during such times as the Corporation is a “listed corporation” within the meaning of Section 301.5 of the Code.

Section 10.                          WAIVER OF NOTICE.  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, provides a waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof in writing.  The waiver of notice, consent to the holding of the meeting, or approval of the minutes thereof need not specify either the business to be transacted at or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the last sentence of Section 4 of this Article II, the waiver of notice, consent to the holding of the meeting, or approval of the minutes thereof shall state the general nature of the proposal.  All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if the objection is expressly made at the meeting.

Section 11.                          SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.  In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, other than a vacancy created by removal, by the written consent of the holders of a majority of the outstanding shares entitled to vote.  All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records.  Any shareholder giving a written consent, or such shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or such shareholder’s respective proxy holders, may revoke the consent personally or by proxy by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation.  If the consents of all shareholders entitled to vote have not been solicited in writing, prompt notice shall be given of the taking of any corporate action approved by the shareholders without a meeting by less than unanimous consent, and, in the case of approval of (A) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (B) indemnification of agents of the Corporation, pursuant to Section 317 of the Code, (C) a plan of conversion under Section 1152 of the Code, (D) a reorganization of the Corporation, pursuant to Section 1201 of the Code, or (E) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, the notice shall be given at least 10 days before the consummation of any action authorized by that approval.  This notice shall be given in the manner specified in Section 5 of this Article II.

Section 12.                          RECORD DATE FOR SHAREHOLDER MEETING NOTICE, VOTING, AND GIVING CONSENTS.  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days or less than 10 days prior to the date of any such meeting or more than 60 days prior to any such action without a meeting, and only shareholders of record at the close of business on the record date are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Code.  If the Board of Directors does not so fix a record date: (A) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (B) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the date on which the first written consent is given, or (ii) when prior action of the Board of Directors has been taken, shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to that action, or the 60th day prior to the date of such action, whichever is later.

Section 13.                          PROXIES.  Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy that does not state it is irrevocable shall continue in full force and effect unless (A) revoked by the person executing it prior to the vote pursuant to that proxy by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at the meeting and voting in person by the person executing the proxy, or (B) written notice of the death or incapacity of the person executing it is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

Section 14.                          CONDUCT OF MEETING.

A.            The Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer, or, in the absence of both the Chairman of the Board of Directors and the Chief Executive Officer, the President, shall preside over meetings of the shareholders.  Unless the chairman of the meeting appoints another person to act as secretary of the meeting, the Secretary, shall act as secretary of the meeting and keep a record of the proceedings thereof.

B.            The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, and (vi) regulation of the opening and closing of the polls for balloting and matters that are to be voted on by ballot.

Section 15.                          INSPECTORS OF ELECTION.  In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof.  If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.  The number of inspectors shall be either one or three.  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.  The inspectors of election shall (A) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, (B) receive votes, ballots, or consents, (C) hear and determine all challenges and questions in any way arising in connection with the right to vote, (D) count and tabulate all votes or consents, (E) determine when the polls shall close, (F) determine the result, and (G) do any other acts as may be proper to conduct the election or vote with fairness to all shareholders.  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical.  Any report or certification made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 16.                          NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

A.            Annual Meeting.

(i)            Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors (or any committee thereof), or (3) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 16(A) is delivered to the Secretary of the Corporation, is entitled to vote at the meeting, and complies with the notice procedures set forth in this Section 16(A).

(ii)            For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (3) of Section 16(A)(i), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action.  To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting;  provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  Such shareholder’s notice shall set forth:

(1)            as to each person whom the shareholder proposes to nominate for election or re-election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(2)            as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder, and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(3)            as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed:

a)	the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

b)
the class and number of shares of capital stock of the Corporation that are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Section 16(A)(iii), and

c)	a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(4)            as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner:

a)
the class and number of shares of capital stock of the Corporation that are beneficially owned (as defined below) by such shareholder or beneficial owner as of the date of the notice and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such shareholder or beneficial owner as of the record date for the meeting (except as otherwise provided in Section 16(A)(iii)),

b)
a description of any agreement, arrangement, or understanding with respect to the nomination or other business between or among such shareholder or beneficial owner and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 16(A)(iii)),

c)
a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, or borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase, or decrease the voting power of the shareholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 16(A)(iii)),

d)
a representation of whether the shareholder or beneficial owner, if any, will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to  approve or adopt the business to be proposed (in person or by proxy) by the shareholder.

(iii)            The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director.  Notwithstanding anything in Section 16(A)(ii) to the contrary, if the record date for determining the shareholders entitled to vote at any meeting of shareholders is different from the record date for determining the shareholders entitled to notice of the meeting, a shareholder’s notice required by this Section 16(A) shall include a covenant that the shareholder will notify the Corporation in writing within five business days after the record date for determining the shareholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under Section 16(A)(ii)(3)(b) and Section 16(A)(ii)(4)(a)‑(c), and such information when provided to the Corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting.

(iv)            This Section 16(A) shall not apply to a proposal or nomination proposed to be made by a shareholder if the shareholder has notified the Corporation of his or her intention to present the proposal or nomination at an annual or special meeting only pursuant to and in compliance with Rule 14a‑8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

B.            Special Meeting.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 16(B) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 16.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person for election to any such position as specified in the Corporation’s notice of meeting, if the notice required by Section 16(A)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

C.            General.

(i)            Except as otherwise provided by law, only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16.  The Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in compliance with such shareholder’s representation as required by Section 16(A)(ii)(4)(d) of this Section 16.  If any proposed nomination or business was not made or proposed in compliance with this Section 16, then, except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 16, unless otherwise required by law, if the shareholder does not provide the information required under Section 16(A)(ii)(3)(b) and Section 16(A)(ii)(4)(a)‑(c) of this to the Corporation within the times frames specified herein, or if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 16, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager, or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(ii)            For purposes of this Section 16, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.  For purposes of Section 16(A)(ii)(4)(a), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or has or shares pursuant to any agreement, arrangement, or understanding (whether or not in writing), (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (2) the right to vote such shares, alone or in concert with others, or (3) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

ARTICLE III
 DIRECTORS

Section 1.                          POWERS.  Subject to the provisions of the Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed by, and all corporate powers shall be exercised by or under the direction of, the Board of Directors.  In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, or these Bylaws required to be exercised or done by the shareholders.

Section 2.                          NUMBER OF DIRECTORS.

A.            The authorized number of directors shall be not less than seven or more than 11.  The exact number of directors shall be fixed from time to time by resolution of the Board of Directors, except that in the absence of any such designation, such number shall be nine.

B.            The maximum or minimum authorized number of directors may only be changed by an amendment of this Section approved by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the minimum number of directors to a number less than seven cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to or more than 16-2/3% of the outstanding shares entitled to vote; and provided, further, that in no case shall the stated maximum authorized number of directors exceed two times the stated minimum number of authorized directors minus one.

Section 3.                          ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.                          VACANCIES.  Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled only by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.  Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.  A vacancy on the Board of Directors shall be deemed to exist (A) in the event of the death, resignation, or removal of any director, (B) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (C) if the authorized number of directors is increased, or (D) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.  The shareholders may elect a director at any time to fill any vacancy not filled by the directors.  Any such election by written consent other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote for the election of directors, shall require the consent of a majority of the outstanding shares entitled to vote.  Any director may resign effective on giving written notice to the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 5.                          PLACE OF MEETING; PARTICIPATION BY TELEPHONE OR ELECTRONIC COMMUNICATIONS.  Meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, as designated by resolution of the Board of Directors.  In the absence of such a designation, the meeting shall be held at the principal executive office of the Corporation.  Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication, or electronic transmission by and to the Corporation so long as all directors participating in the meeting can communicate with all of the directors concurrently and each director is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation, and participation through such means shall constitute presence in person at that meeting.

Section 6.                          REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held at such time as shall from time to time be fixed by the Board of Directors.  Such regular meetings may be held without notice.

Section 7.                          SPECIAL MEETINGS.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary, or any two directors.  Notice of the time and place of special meetings shall be delivered personally or by telephone, including a voice messaging system or by electronic transmission by the Corporation, to each director or sent by first-class mail, addressed to each director at that director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  In case the notice is delivered personally or by telephone, including a voice messaging system or by electronic transmission by the Corporation, it shall be delivered at least 48 hours prior to the time of the holding of the meeting.  The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Corporation, the place of the meeting.

Section 8.                          QUORUM.  A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as provided in Section 10 of this Article III.  An act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to the designation of committees), and Section 317(e) of the Code (as to indemnification).  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, as long as any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9.                          WAIVER OF NOTICE.  Notice of a meeting need not be given to a director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to that director.  These waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.                          ADJOURNED MEETING; NOTICE.  A majority of the directors present, whether or not a quorum, may adjourn any meeting to another time and place.  Notice of the time and place of an adjourned meeting need not be given unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.

Section 11.                          ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to that action and if the number of directors serving at the time constitutes a quorum.  Any such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 12.                          CHAIRMAN OF THE BOARD OF DIRECTORS.  The Chairman of the Board of Directors shall preside at meetings of shareholders and of the Board of Directors and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these Bylaws.  If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 13.                          FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

ARTICLE IV
 COMMITTEES

Section 1.                          COMMITTEES OF DIRECTORS.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Any committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to (A) the approval of any action for which the Code also requires shareholders’ approval or approval of the outstanding shares, (B) the filling of vacancies on the Board of Directors or in any committee, (C) the fixing of compensation of the directors for serving on the Board of Directors or on any committee, (D) the amendment or repeal of these Bylaws or the adoption of new bylaws, (E) the amendment or repeal of any resolution of the Board of Directors that, by its express terms, is not so amendable or repealable, (F) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors, or (G) the appointment of any other committees of the Board of Directors or the members of those committees.

Section 2.                          MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 5 (Place of Meetings; Participation by Telephone or Electronic Communications), 6 (Regular Meetings), 7 (Special Meetings), 8 (Quorum), 9 (Waiver of Notice), 10 (Adjourned Meeting; Notice), and 11 (Action Without Meeting) of Article III, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (A) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (B) special meetings of the committees may also be called by resolution of the Board of Directors; and (C) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The Board of Directors or the applicable committee may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
 OFFICERS

Section 1.                          OFFICERS.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions, and duties as set forth in these Bylaws or as determined by the Board of Directors, and each to serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.  Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation, or removal.  Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, or these Bylaws to be executed, acknowledged, or verified by two or more officers.

Section 2.                          REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.  Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 3.                          VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 4.                          CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall be subject to the control of the Board of Directors, have general oversight and control of the business strategy and strategic affairs of the Corporation, and be generally responsible for corporate policy.  The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at all meetings of the shareholders.

Section 5.                          PRESIDENT.  The President shall be the principal executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general responsibility for the supervision, direction, management, and control of the operations of the Corporation.  Unless otherwise provided in these Bylaws, all other officers of the Corporation, other than the Chief Executive Officer, shall report directly to the President, or as otherwise determined by the Chief Executive Officer and the President.  The President shall, if present and in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, preside at all meetings of the shareholders.  The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.  In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

Section 6.                          EXECUTIVE VICE PRESIDENTS.  In the absence or disability of the President, the Executive Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, an Executive Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer, the President, or these Bylaws.

Section 7.                          SECRETARY.  The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President, or these Bylaws.

Section 8.                          CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall be the principal financial officer of the Corporation and in general have overall supervision of the financial operations of the Corporation.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The Chief Financial Officer shall supervise and be responsible for the deposit of all monies and other valuables in the name and to the credit of the Corporation with the depositaries of the Corporation, disbursement of the funds of the Corporation, borrowing and compliance with the provisions of all indentures, agreements, and instruments governing such borrowings to which the Corporation is a party, and in general shall perform all of the duties incident to the office of the Chief Financial Officer.  The Chief Financial Officer shall render to the Chief Executive Officer, the President, and the directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President, or these Bylaws.

Section 9.                          ADDITIONAL MATTERS.  The Chief Executive Officer, the President, the Chief Financial Officer, and, if applicable, any Executive Vice President, of the Corporation shall have the authority to designate employees of the Corporation to have the title of Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer, or Assistant Secretary.  Any employee so designated shall have the powers and duties determined by the officer making such designation.  The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

ARTICLE VI
 INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.                          DEFINITIONS.  For the purposes of this Article VI, the following terms have the following definitions:

A.            “indemnitee” means any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation;

B.            “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and

C.            “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under clause (iii) of Section 2(C) or Sections 3 or 6 of this Article VI.

Section 2.                          RIGHT TO INDEMNIFICATION.

A.            Subject to the  provisions of Sections 2(C), 7, and 8 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an indemnitee of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful; provided, however, that except as provided in Section 6 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof (including claims and counterclaims), initiated by such indemnitee only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors.  The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

B.            Subject to the provisions of Sections 2(C), 7, and 8 of this Article VI, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that person is or was an indemnitee against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner that person believed to be in the best interests of the Corporation and its shareholders.  No indemnification shall be made under this Section 2 (i) in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of that person’s duty to the Corporation, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a threatened or pending action without court approval, or (iii) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

C.            Except as provided in Section 3 of this Article VI, any indemnification under this Article VI shall be made by the Corporation only if authorized in the specific case on a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 2(A) or Section 2(B) of this Article VI.  To receive indemnification under this Section 2, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee.  Upon receipt by the Secretary of the Corporation of such a written request, the foregoing determination regarding the entitlement of the indemnitee to indemnification shall be determined by the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding; (ii) approval by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote (for this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or (iii) the court in which the proceeding is or was pending, on application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the indemnitee, attorney, or other person is opposed by the Corporation.

Section 3.                          SUCCESSFUL DEFENSE BY AGENT.  To the extent that any person who is or was a director, officer, employee, or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation has been successful on the merits in defense of any proceeding referred to in Section 2 of this Article VI, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 4.                          RIGHT TO ADVANCEMENT OF EXPENSES.

A.            In addition to the right to indemnification conferred in Section 2 of this Article VI, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses incurred in defending any proceeding prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay that amount if it shall be determined ultimately by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the indemnitee is not entitled to be indemnified as authorized in this Article VI or otherwise.

B.            To receive an advancement of expenses under this Section 4, an indemnitee shall submit a written request to the Secretary of the Corporation.  Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 4(A).  Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

C.            Notwithstanding the foregoing Section 4(A), the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly, in the sole discretion of the decision‑maker set forth below, that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful.  Such determination shall be made (i) by a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or (iii) by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote (for this purpose, the shares owned by the person to whom expenses may be advanced shall not be considered outstanding or entitled to vote thereon).

Section 5.                          NON‑EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any law, agreement, vote of shareholders or directors, provisions of the Articles of Incorporation or these Bylaws, or otherwise.

Section 6.                          RIGHT OF INDEMNITEE TO BRING SUIT.  In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 2 of this Article VI or if an advancement of expenses is not timely made under Section 4 of this Article VI, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of California seeking an adjudication of entitlement to such indemnification or advancement of expenses.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the Code.  Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the Code.  Neither the failure of the Corporation (including its directors who are not parties to such action or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Code, nor an actual determination by the Corporation (including its directors who are not parties to such action or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

Section 7.                          LIMITATIONS.  No indemnification or advancement shall be made under this Article VI, except as provided in clause (iii) of Section 2(C) or Section 3, in any circumstance where it appears (A) that it would be inconsistent with a provision of the Articles of Incorporation of the Corporation, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid that prohibits or otherwise limits indemnification, or (B) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 8.                          INSURANCE.  The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or other agent of the Corporation or another foreign or domestic corporation, partnership, joint venture, trust, or enterprise against any liability asserted against or insured by such person in such capacity or arising out of such person’s status as such whether or not the Corporation would have the power to indemnify such person against that liability under the Code.

Section 9.                          INDEMNIFICATION OF OTHER AGENTS OF THE CORPORATION.  The Corporation may, to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors, officers, and employees of the Corporation.

Section 10.                          NATURE OF RIGHTS.  The rights conferred upon indemnitees in this Article VI shall be contract rights that shall vest at the time an individual becomes a director, officer, or employee of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators.  Any amendment, alteration, or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration, or repeal.

Section 11.                          SUBROGATION.  In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 12.                          FIDUCIARIES OF CORPORATION EMPLOYEE BENEFIT PLAN.  This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.  Nothing contained in this Article VI shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article VI.

Section 13.                          SEVERABILITY.  If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (A) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (B) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest enforceable extent.

ARTICLE VII
 RECORDS AND REPORTS

Section 1.                          MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.  A shareholder or shareholders of the Corporation holding at least five percent in the aggregate of the outstanding voting shares of the Corporation or holding at least one percent of those voting shares and having filed a Schedule 14A with the Securities and Exchange Commission shall have the right to (A) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours upon five business days prior written demand on the Corporation and (B) obtain from the transfer agent for the Corporation, on written demand and upon the tender of such transfer agent’s usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder subsequent to the date of demand.  The list shall be made available on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.  The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 2.                          MAINTENANCE AND INSPECTION OF BYLAWS.  The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in the State of California, the Corporation shall, upon the written request of any shareholder, furnish to such shareholder a copy of these Bylaws as amended to date.

Section 3.                          MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.  The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, the Board of Directors, and any committee or committees of the Board of Directors.  The minutes shall be kept either in written form or in another form capable of being converted into clearly tangible form or any combination of the foregoing.  The accounting books and records and minutes shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of a voting trust certificate.  Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.  These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

Section 4.                          INSPECTION BY DIRECTORS.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation and each of its subsidiary corporations.  This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

ARTICLE VIII
 GENERAL CORPORATE MATTERS

Section 1.                          RECORD DATE FOR PURPOSES OTHER THAN SHAREHOLDER MEETING NOTICE, VOTING, AND GIVING CONSENTS.  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than those addressed in Section 12 of Article II), the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days prior to any such action, and only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Code.  If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the 60th day prior to the date of that action, whichever is later.

Section 2.                          CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3.                          CORPORATION CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have the power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4.                          CERTIFICATES FOR SHARES.  The Corporation shall issue a certificate or certificates for shares of the capital stock of the Corporation that are fully paid, and the Board of Directors may authorize the Corporation to issue certificates for shares that are partly paid, provided that such certificates state on them the amount of the consideration to be paid for them and the amount paid on them.  All certificates shall be signed in the name of the Corporation by (A) the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, or a Vice President, and by (B) the Chief Financial Officer, an Assistant Treasurer, the Secretary, or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.  Notwithstanding the foregoing, the Corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving the issuance of certifications in accordance with Section 416(b) of the Code.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.  If such a system is adopted, then with respect to partly paid shares, the total amount of consideration to be paid for such shares and the amount on them shall be set forth on the initial transaction statement for such shares.

Section 5.                          SPECIAL DESIGNATION ON CERTIFICATES.  If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate or, in the case of uncertificated securities, the initial transaction statement and written statements, one of the following: (A) a statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof; (B) a summary of such rights, preferences, privileges, and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or (C) a statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in clause (A).

Section 6.                          LOST CERTIFICATES.  Except as provided in this Section 6, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and canceled at the same time.  The Corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.  The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.                          REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation.  The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8.                          CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX
 AMENDMENTS

Section 1.                          AMENDMENT BY SHAREHOLDERS.  New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote except as otherwise provided by law or by the Articles of Incorporation.

Section 2.                          AMENDMENT BY DIRECTORS.  Subject to the rights of the shareholders as provided in Section 1 of this Article IX, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, new bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of a majority of the authorized number of directors.

ARTICLE X
 EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Superior Court of California in Marin County (or, if the Superior Court of California in Marin County does not have jurisdiction, another state court located within the State of California or, if no state court located within the State of California has jurisdiction, the United States District Court for the Northern District of California) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (C) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Code, the Articles of Incorporation, or these Bylaws, (D) any action to interpret, apply, enforce, or determine the validity of the Articles of Incorporation or these Bylaws, or (E) any action asserting a claim governed by the internal affairs doctrine.

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